As filed with the Securities and Exchange Commission on April 3, 1996
                              Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                                CAERE CORPORATION
             (Exact name of registrant as specified in its charter)
                               ------------------

           DELAWARE                                                94-2250509
(State or other jurisdiction of                                (I.R.S. Employer
 incorporation or organization)                           Identification Number)

                               ------------------

                                100 Cooper Court
                           Los Gatos, California 95030
                    (Address of Principal Executive Offices)
                               ------------------

                        1990 Employee Stock Purchase Plan
                            (Full title of the plans)


                                Robert G. Teresi
                      President and Chief Executive Officer
                                Caere Corporation
                                100 Cooper Court
                           Los Gatos, California 95030
                                 (408) 395-7000
       (Name, address, including zip code, and telephone number, including area code, of agent for service)
                               ------------------

                                   Copies to:

                               Lee F. Benton, Esq.
                     Cooley Godward Castro Huddleson & Tatum
                        Five Palo Alto Square, Suite 400
                           Palo Alto, California 94306
                               ------------------


                         CALCULATION OF REGISTRATION FEE


                                                     Proposed          Proposed
                                                     Maximum           Maximum
Title of                            Amount           Offering          Aggregate        Amount of
Securities to                       to be            Price Per         Offering         Registration
be Registered                       Registered       Share(1)          Price(1)         Fee


Common Stock                        150,000          $8.0625           $1,209,375       $417.03
(par value $.001)



(1) Estimated solely for the purpose of calculating the amount of the registration fee. The price per share and aggregate offering price are based upon the average of the high and low sales price of Registrant's Common Stock on March 29, 1996 as reported on the NASDAQ National Market System.




         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

        INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT
                            ON FORM S-8 NO. 33-81680

         The contents of the Registration Statement on Form S-8 No. 33-81680 filed with the Securities and Exchange Commission on July 18, 1994 are incorporated by reference herein.


                                    EXHIBITS

Exhibit
Number

 5.1        Opinion of Cooley Godward Castro Huddleson & Tatum

23.1        Consent of KPMG Peat Marwick LLP

23.2 Consent of Cooley Godward Castro Huddleson & Tatum is contained in Exhibit 5.1 to this Registration Statement

23.3        Consent of Coopers & Lybrand LLP

24          Power of Attorney is contained on the signature pages.

                                   SIGNATURES


  The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Gatos, County of Santa Clara, State of California, on April 2, 1996.

                                                    CAERE CORPORATION



                                                    By  /s/ Blanche M. Sutter
                                                    Blanche M. Sutter
                                                    Vice President, Finance,
                                                    Chief Financial Officer and
                                                    Secretary



                                POWER OF ATTORNEY


  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert G. Teresi and Blanche M. Sutter, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


  Signature                                   Title                                                Date


  /s/ Robert G. Teresi                        President, Chief Executive                       April 2, 1996
- ----------------------------
      Robert G. Teresi                        Officer, Chairman of the
                                              Board and Director
                                              (Principal Executive
                                              Officer)


  /s/ Blanche M. Sutter                       Vice President, Finance,                         April 2, 1996
- ---------------------------
      Blanche M. Sutter                       Chief Financial Officer
                                              and Secretary (Principal
                                              Financial and Accounting
                                              Officer)



  /s/ James K. Dutton                         Director                                         April 2, 1996
- ---------------------------
      James K. Dutton



  /s/ Wayne E. Rosing                         Director                                         April 2, 1996
- --------------------------
      Wayne E. Rosing


  /s/ Frederick W. Zuckerman                  Director                                         April 2, 1996
- ------------------------------
      Frederick W. Zuckerman



                                               Exhibit 5.1


April 3, 1996

Caere Corporation
100 Cooper Court
Los Gatos, California  95030

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Caere Corporation (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to 150,000 shares of the Company's Common Stock, $.001 par value (the "Shares"), pursuant to its 1990 Employee Stock Purchase Plan (the "Plan").

In connection with this opinion, we have examined the Registration Statement and related Prospectus, your Certificate of Incorporation and By-laws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plan, the Registration Statement and related Prospectus, will be validly issued, fully paid, and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD CASTRO
HUDDLESON & TATUM



By:  /s/ Lee F. Benton

         Lee F. Benton

                                          Exhibit 23.1


                                 Consent of Independent Auditors


The Board of Directors and Stockholders
Caere Corporation


We consent to the use of our reports dated January 26, 1996, relating to the consolidated balance sheets of Caere Corporation and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, and the related schedule, incorporated herein by reference, which reports appear, or are incorporated by reference, in the December 31,1995, annual report on Form 10-K of Caere Corporation.


                                                     KPMG Peat Marwick LLP


San Jose, California
April 3, 1996

                                          Exhibit 23.3



                               CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of Caere Corporation on Form S-8 of our report dated March 4, 1994, on our audit of the financial statements of Calera Recognition Systems, Inc. as of December 31,1993, and for the year then ended, which report is included in the annual Report on Form 10-K.


                                                          COOPERS & LYBRAND LLP


April 3, 1996
San Jose, California